Herman Miller Announces Preliminary Sales and Orders for the Third Quarter of Fiscal 2015 and Updated Full Year Guidance

Release	Immediate
Date	March 2, 2015
Contact	Kevin Veltman (616) 654 3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654 8538 or jeff_stutz@hermanmiller.com
Media: Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

Herman Miller, Inc. (NASDAQ: MLHR) today announced preliminary sales and orders for the third quarter of fiscal 2015 in advance of its participation at the Raymond James Institutional Investors Conference on Wednesday, March 4, 2015.

Herman Miller expects to report third quarter 2015 net sales between $513 million and $518 million. This estimated range, which is subject to final closing adjustments, represents an increase of 12.5% to 13.6% from the same quarter last fiscal year. The company expects to report new orders in the range of $497 million to $502 million in the third quarter, an increase of 7.1% to 8.2% from the prior year level.

“During the third quarter, we saw continued momentum in our Specialty and Consumer segments, both of which reported year-on-year growth in both sales and orders. We also continued to see organic growth from our ELA segment, adjusted for the significant headwind from the strengthening of the U.S. dollar against other major currencies.” said Brian Walker, Chief Executive Officer. “However, the relative weakness in order pacing of our North American contract business that we reported last quarter continued in the third quarter. In addition to actions announced last quarter to increase selling capacity and accelerate the completion of new product introductions, we have taken further decisive steps to reinvigorate our North American sales leadership and increase our focus on closing deals, particularly in the area of small and medium-size projects.”

The company’s actions include:

•	Increasing selling capacity during the third quarter through filling open sales positions to return to normal levels of staffing;

•	Completing the development of key new product introductions, including Canvas Dock and extensions to the Public Office Landscape and Mirra 2 product lines, all of which are now available for order;

•	Executing market-by-market plans to ensure showrooms and sales teams are well-positioned to effectively communicate our value proposition;

•	Implementing prioritization and detailed planning aimed at filling key product gaps over the next three to six months;

•	Expanding our Executive Leadership Team to include Malisa Bryant as Senior Vice President – Sales and Distribution for Herman Miller North America

•	Increasing focus on small and mid-size projects to ensure we are competing more effectively for this business.

Based on third quarter 2015 order trends, the company now expects net sales for the fourth quarter of fiscal 2015 to be in the range of $530 million to $560 million and full year net sales for fiscal 2015 to be in the range of $2.118 billion to $2.153 billion.

Mr. Walker also commented, “Given the project-nature of our business, it will take time to fully realize the benefits of the actions we have taken. With that said, we are resolute that these steps will accelerate order growth in our North American contract business. The fundamentals of our business are strong and we are focused on our strategy to drive long-term growth, profitability and shareholder value.”

Investor Presentation
Herman Miller will participate in the Raymond James 36th Annual Institutional Investors Conference in Orlando, FL on Wednesday, March 4, 2015. The presentation will begin at 9:15 am EST. A live webcast of the presentation will be available on the investor relations page of our corporate website at www.hermanmiller.com. To ensure your access to the webcast, you should allow extra time to visit the website to download the streaming software necessary to participate. An archive of the webcast will also be available shortly after the presentation has concluded.

Third Quarter Fiscal 2015 Earnings Results / Conference Call
Herman Miller will report full fiscal third quarter 2015 financial results on Wednesday, March 18, 2015. The company will host a live webcast to discuss the results of the third quarter of fiscal 2015 on Thursday, March 19, 2015 at 9:30 am EDT. To ensure your access to the webcast, you should allow extra time to visit the company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

About Herman Miller
Herman Miller’s inspiring designs, inventive technologies and strategic services help people do great things and organizations to perform at their best. The company’s award-winning products and services generated approximately $1.9 billion in revenue in fiscal 2014. A past recipient of the Smithsonian Institution's Cooper-Hewitt National Design Award, Herman Miller designs can be found in the permanent collections of museums worldwide. Innovative business practices and a commitment to social responsibility have also helped establish Herman Miller as a recognized global leader. In 2014, Herman Miller again received the Human Rights Campaign Foundation’s top rating in its annual Corporate Equality Index and was named among the 50 Best U.S. Manufacturers by Industry Week. Herman Miller is included in the Dow Jones Sustainability World Index and trades on the NASDAQ Global Select Market under the symbol MLHR.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, employment and general economic conditions, the pace of economic recovery in the U.S. and international markets, the pace and level of government procurement, the impact of the Affordable Care Act on healthcare markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and customers, the mix of our products purchased by customers, our ability to locate new DWR studios, negotiate favorable lease terms for new and existing locations and the implementation of our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.